Exhibit 10.1

FORM OF AMENDMENT TO NONQUALIFIED STOCK OPTION AGREEMENT

This AMENDMENT TO NONQUALIFIED STOCK OPTION AGREEMENT (this “Amendment”) is made and entered into as of             , 2006, by and between Venoco, Inc., a Delaware corporation (the “Company”), and                          (“Participant”).

RECITALS

A.            The Company and Participant are parties to that certain Nonqualified Stock Option Agreement dated              entered into pursuant to the terms of the Company’s 2000 Stock Incentive Plan (the “Option Agreement”).

B.            The Company and Participant have determined that in connection with the Company’s agreement to enter into that certain Bonus Payment Agreement, dated as of the date hereof, between the Company and Participant, Participant has agreed to amend the Option Agreement, in the manner set forth herein.

AGREEMENT

In consideration of the terms and conditions of this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Amended Provisions.

(a)           Section 4.2 of the Option Agreement is hereby deleted and replaced in its entirety with the following:

4.2            For the purpose of this Option Agreement, a “Change in Control” shall mean the occurrence of one of the following events:

(a)          Any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than Timothy M. Marquez, Bernadette B. Marquez, their respective legal representatives, devisees, donees and heirs and any Trust for the benefit of either or both of Timothy M. Marquez and Bernadette B. Marquez and/or the issue of either of them (the “Marquez Family”) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities;

(b)          the stockholders of the Company approve a merger or consolidation of the Company with any other Company, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Marquez Family acquires more than 50% of the combined voting power of the Company’s then outstanding securities;

(c)             the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.  For purposes of this clause (iv), the term “the sale or disposition by the Company of all or substantially all of the Company’s assets” shall mean a sale or other disposition transaction or series of related transactions  involving assets of the Company or of any direct or indirect subsidiary of the Company (including the stock of any direct or indirect subsidiary of the Company) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board of Directors of the Company determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the “fair market value of the Company” (as hereinafter defined).  For purposes of the preceding sentence, the “fair market value of the Company” shall be the aggregate market value of the Company’s outstanding common stock (on a fully diluted basis) plus the aggregate market value of the Company’s other outstanding equity securities.  The aggregate market value of the Company’s equity securities shall be determined by multiplying the number of shares of the Company’s common stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the “Transaction Date”) by the average closing price of such security for the ten trading days immediately preceding the Transaction Date, or if not publicly traded, by such other method as the Board of Directors of the Company shall determine is appropriate; or

(d)  the Marquez Family is no longer the largest beneficial owner of the Company’s outstanding voting securities and Timothy Marquez is no longer the Chief Executive Officer or Chairman of the Board of Directors of the Company.

(b)           Section 11.7(d) of the Option Agreement is hereby deleted and replaced in its entirety with the following:

(d)  if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the “fair market value” as that term is used in proposed or final regulations promulgated under Section 409A of the Internal Revenue Code, as determined by an independent third party selected by the Participant and the Company.  Such fair market value shall be based on the trading values of a comparable group of public companies with appropriate discounts for the illiquidity and minority status of the Shares, and any other factors necessary for a reasonable valuation method.  If the Company and the Participant are unable to select promptly a mutually agreeable independent third party for this determination, the independent third party shall be selected pursuant to C.R.S. Section 13-22-205.  All fees and expenses of the independent third party shall be borne equally by the Company and the Participant.

(c)           Section 15 of the Option Agreement is hereby deleted in its entirety.

2.             No Other Changes.  Except as modified or supplemented by this Agreement, the Option Agreement remains unmodified and in full force and effect.

3.             Assignability.  Participant may not assign or transfer any of his rights or obligations under this Agreement in any manner whatsoever.  The Company shall have the right to assign this Agreement and to delegate all rights, duties and obligations hereunder, either in whole or in part, to any parent, affiliate, successor or subsidiary organization of the Company, so long as the obligations of the Company under this Agreement remain the obligations of the Company.

4.             Validity.  The validity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

5.             Miscellaneous.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Participant and such officer as may be specifically authorized by the Board.  No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  This Agreement is an integration of the parties’ agreement; no agreement or representation, oral or otherwise, express or implied, with respect to the subject matter hereof had been made by either party which is not set forth expressly in this Agreement.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware.

6.             Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together will constitute one and the same instrument.

7.             Arbitration.  Either party shall be permitted (but not required) to elect that any dispute or controversy arising under or in connection with this Agreement be settled by arbitration in Denver, Colorado, in accordance with the rules of the American Arbitration

Association then in effect.  Judgment may be entered on the arbitrator’s award in any court having jurisdiction.

8.             Knowledge of Terms and Conditions.  Participant has received a copy of this Agreement in advance of his execution hereof and has had the opportunity to consult with his own attorney with respect to the terms and conditions hereof and the transactions contemplated under this Agreement.  Participant has executed this Agreement with full knowledge of the terms and conditions contained herein and acknowledges that he has had the opportunity to obtain information regarding the Company and concerning the terms and conditions of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment to Nonqualified Stock Option Agreement effective as of the date first above written.

VENOCO, INC.

By:
Timothy M. Marquez
Chief Executive Officer

PARTICIPANT